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                                                                    EXHIBIT 24.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to inclusion in this Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 of our report dated February 7, 1997 (with respect to Note K[2], February 21, 1997) on our audits of the financial statements of Cytoclonal Pharmaceutics Inc, a Delaware corporation as of December 31, 1996 and for the two years ended December 31, 1996 and for the period September 11, 1991 (inception) through December 31, 1996. We also consent to the reference of our firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.



New York, NY
 June 16, 1997